                                                                   EXHIBIT 10.37

                        EXCLUSIVE DISTRIBUTION AGREEMENT

        This Exclusive Distribution Agreement ("Agreement") is entered into and made effective as of this 8th day of December, 1999 ("Effective Date") by and between PETS.COM, INC. ("Pets.com"), a Delaware corporation, with its principal offices located at 435 Brannan Street, San Francisco, CA 94107 and SALT H2O HEADQUARTERS, INC. ("Salt H2O"), a Minnesota Corporation, with its principal offices at 801 East 79th Street, Bloomington, MN 55420 (each a "party" and collectively the "parties").

                                    RECITALS

        WHEREAS, Pets.com owns and operates the Pets.com Website (as defined below) which markets and sells pet related goods to consumers; and

        WHEREAS, Salt H2O is a supplier of fish and other animals for the pet industry; and

        WHEREAS, Pets.com and Salt H2O desire to establish a relationship whereby Pets.com will become the exclusive direct consumer Internet distributor of certain animals supplied by Salt H2O.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

                                    AGREEMENT

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings whenever initially capitalized:

        "Pets.com Website" shall mean a site or sites on the Internet, including without limitation the World Wide Web, established and operated by Pets.com, including without limitation the site currently located at http://www.pets.com.

        "Animal" shall mean any animal supplied by Salt H2O packaged alone or together with any other product in accordance with this Agreement. The parties agree that the definition of "Animals" shall initially be restricted to saltwater fish, invertebrates and live rocks.

        "Customer" shall mean any person or entity that acquires an Animal from the Pets.com Website for its own personal use and not for resale or distribution.

        "Internet Market" shall mean the marketing and sale of products and services over the Internet along with the direct consumer distribution of such products and services.

        "Pets.com Marks" shall mean any trademark, service mark, logo or other indicia owned by Pets.com.

        "Pets E-commerce Company" shall mean any website or other online service or entity that markets, sells or allows Customers to purchase Animals over the Internet. For purposes of this Agreement, "Pets E-Commerce Company" does not include Salt H2O's existing customers as of the Effective Date set forth in Exhibit A and other wholesale customers and aquarium maintenance companies serviced by Salt H2O unless such customer or company is acquired by a Pets E-commerce Company.

        "Probationary Period" shall mean the period of sixty (60) days after the date which Salt H2O begins to fulfill orders for Animals placed by Customers on the Pets.com Website during which time Pets.com will evaluate whether Salt H2O can satisfy the requirements of Pets.com, including without limitation the timely sourcing, picking, packing and shipping of Animals.


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2. Exclusive Distribution.

        2.1 Appointment. Salt H2O hereby appoints Pets.com and Pets.com agrees to become the exclusive worldwide distributor of all Animals supplied by Salt H2O including the exclusive right and license to source, supply, package, market, distribute, fulfill orders and sublicense the same for the Internet Market.

        2.2 Non-Competition. Salt H2O including its officers, directors and employees shall not, directly or indirectly, whether as principal, agent, officer, director, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other person invest in, provide services for, carry on, manage, operate or become engaged in, or otherwise take part in a Pet E-Commerce Company.

        2.3 Audit. During the Term of this Agreement and for two years thereafter, Salt H2O shall maintain complete and accurate business and accounting records, sufficient to substantiate its compliance under this Agreement. Pets.com may, at its expense, audit the applicable records in order to verify Salt H2O's compliance under this Agreement. Audits may be made from time to time upon reasonable notice from Pets.com during the Term of the Agreement and for two (2) years thereafter. If the audit report indicates that Salt H2O has not complied with this Agreement, Pets.com shall be entitled to terminate this Agreement for cause pursuant to Section 10.3 and Salt H2O shall refund to Pets.com the portion of the consideration set forth in Section 3 prorated over the Term of this Agreement for the period of noncompliance.


3. Consideration. In consideration of these exclusive distribution and fulfillment rights, Pets.com will pay Salt H2O the sum of [*] in accordance with the following schedule: Upon execution of this Agreement, Pets.com shall pay Salt H2O [*] which shall be refunded to Pets.com if Pets.com terminates this Agreement during the Probationary Period. Thereafter, Pets.com shall pay Salt H2O in equal quarterly installments of [*] over the Term of this Agreement commencing after the Probationary Period during which time Pets.com will evaluate whether Salt H2O can satisfy the requirements of Pets.com, including without limitation the timely sourcing, picking, packing and shipping of Animals.


4. Salt H2O Obligations.

        4.1 Distribution and Packaging. Salt H2O agrees to fulfill orders for and deliver the Animals to Customers ordered through the Pets.com Website in accordance with this Agreement no later than March 1, 2000 unless another date is mutually agreed by both parties. Salt H2O must (i) pick, pack and ship Animals; and (ii) send electronic confirmations of such orders to Pets.com, all within twenty four (24) hours of the placement of an order (excluding weekend days) by a Customer on the Pets.com Website.

        4.2 Live Arrival Date and Fill Rate. Salt H2O shall guarantee the live arrival of Animals and a minimum of a five (5) day survival after such arrival or will refund to Customer the purchase price of such Animals provided that the total annual cost of any replacement Animals does not exceed five percent (5%) of the total cost of Animals supplied by Salt H2O pursuant to this Agreement. Salt H2O shall also ensure that the initial fill rate for fish will be at least 92.5%.

        4.3 Proprietary Rights and Legends. Salt H2O shall include any Pets.com Marks, copyright notices and any other proprietary rights legends specified by Pets.com on at least two (2) sides of all packaging of Animals, or in any other manner specified by Pets.com. Salt H2O shall not remove or alter any proprietary rights notice placed in or on the packaging of Animals by Pets.com. Salt H2O acknowledges that the Pets.com Marks are owned solely and exclusively by Pets.com, and agrees to use the Marks only in the form and manner and with appropriate legends as prescribed by Pets.com. Salt H2O agrees not to use any other trademark or service mark in connection with its delivery of the Animals, and may not private label the packaging of Animals or any portion thereof, or include any Salt H2O or third party trademark, copyright or any proprietary rights legends on the packaging of Animals or any portion thereof without prior written approval of Pets.com.

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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        4.4 Availability List. Salt H2O shall provide Pets.com a database of species including common and scientific names and compatibility list which must be downloaded into Pets.com inventory system on a regular basis to be mutually determined by the parties. Should there be a discrepancy between the product availability lists of Salt H2O and Pets.com, Salt H2O's list shall be the conclusive list for purposes of Section 4.2.

        4.5 Special Offers to Customers. Salt H2O shall provide Customers weekly "specials" in addition to special groupings of fish, live rock and coral as "special packs."

        4.6 Authorized Fulfillment. All fulfillment of Animals made hereunder will include only Animals for which Salt H2O is authorized to fulfill orders. Salt H2O is not authorized to make, and shall not make, any other warranties, representations, or promises on Pets.com's behalf.

        4.7 Seasonal Adjustments. Salt H2O shall use its best efforts to timely supply Animals in accordance with this Agreement based on a standard of commercial reasonability, which means that the supply obligation shall include consideration of the seasonal nature of certain products as well as other market and supply factors beyond the control of Salt H2O.

        4.8 Service and Returns for Customers. Salt H2O shall be solely responsible for complying with Pets.com's current customer service and warranty provisions as set forth at http://www.pets.com/footer/footer_guaranteel.html and which may be amended from time to time by Pets.com.

        4.9 Compliance With Applicable Laws. Salt H2O shall ensure that its fulfillment and delivery of Animals complies with any and all applicable state, federal and local laws and regulations.


5. Pricing. The price of Animals, including without limitation the costs of picking, packing, boxing, shipping and all materials including hot and cold packs is set forth in Exhibit B subject to change by mutual agreement by the parties provided that the current and future prices offered to Pets.com will be no greater than the lowest price offered to Salt H2O's other customers at such time, regardless of volume. Salt H2O will provide Pets.com sixty (60) days written notice of all price increases (with the exception of fuel surcharges), which will apply to purchase orders received after such period. Any price decreases will apply to all purchase orders and unshipped orders as of the date of such price decrease.


6. Technicians. At Pets.com's expense, Salt H2O shall initially hire two (2) technicians to provide customer service to Customers at Salt H2O's premises. Should Pets.com deem necessary, Salt H2O agrees to hire additional technicians at Pets.com's sole discretion and expense. Such technicians shall be the employees of Pets.com and report to the Director of Customer Service at Pets.com.


7. Confidentiality. Both parties expressly undertake to retain in confidence the terms and conditions of this Agreement, any attached Exhibits and all information and know-how transmitted by either party and make no use of such information and know-how except under the terms and during the existence of this Agreement. Both parties shall guarantee and ensure its employees' compliance with this paragraph. Both parties' obligations under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of such time as the information is in the public domain or five (5) years following the termination of this Agreement. This Section shall not prohibit the parties from disclosing such information as is specifically required by any Federal or state authorities. Notwithstanding the foregoing, either party may disclose confidential information in accordance with any judicial or other governmental order or request, provided that such party shall immediately notify the other party in writing upon its receipt of such order or request and shall assist the other party as is reasonable in seeking any protective order or its equivalent or in limiting the scope of disclosure of any Confidential Information.


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8. Indemnification.

        8.1 By Salt H2O. Salt H2O shall, at its own expense, indemnify, defend and hold harmless Pets.com, against any third-party claim, suit, action, or other proceeding brought against Pets.com, to the extent that such claim, suit, action or other proceeding is based on or arises from: (i) any material breach of Salt H2O's obligations, promises, representations, warranties or agreements hereunder or (ii) the fulfillment or delivery of Animals; provided, however, that: (a) Pets.com provides Salt H2O with prompt notice of any such claim; (b) Pets.com permits Salt H2O to assume and control the defense and settlement of such action, with counsel chosen by Salt H2O; (c) Pets.com does not enter into any settlement or compromise of any such claim without Salt H2O's prior written consent; and (d) Pets.com cooperates with Salt H2O in such defense, at Salt H2O's expense.

        8.2 By Pets.com. Pets.com shall, at its own expense, indemnify, defend and hold harmless Salt H2O, against any third-party claim, suit, action, or other proceeding brought against Salt H2O, to the extent that such claim, suit, action or other proceeding is based on or arises from any material breach of Pets.com's obligations, promises, representations, warranties or agreements hereunder; provided, however, that: (a) Salt H2O provides Pets.com with prompt notice of any such claim; (b) Salt H2O permits Pets.com to assume and control the defense and settlement of such action, with counsel chosen by Pets.com; (c) Salt H2O does not enter into any settlement or compromise of any such claim without Pets.com's prior written consent; and (d) Salt H2O cooperates with Pets.com in such defense, at Pets.com's expense.


9. Representation and Warranties; Limitation of Liability.

        9.1 Mutual Representations and Warranties. Each party to this Agreement represents and warrants to the other party that: (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (d) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

        9.2 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.


10. Term and Termination.

        10.1 Term. This Agreement shall take effect on the Effective Date and will continue in effect for [*] from the date Salt H2O commences performance of its obligations hereunder ("Term") and may be renewed by Pets.com, in its sole discretion, for an additional [*].

        10.2 Termination Without Cause. Pets.com shall have the right to terminate this Agreement at any time during the Probationary Period without cause or if Salt H2O is unable to perform any of its obligations under this Agreement by March 1, 2000. Salt H2O shall refund to Pets.com all payments made to Salt H2O during the Probationary Period and neither party shall be responsible to the other for any other costs or damages.

        10.3 Termination with Cause. Notwithstanding this section, either party may terminate this Agreement immediately upon notice, if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; or (iii) breaches any of its material obligations under this Agreement in any material respect, which breach is not remedied within fourteen (14) days following written notice to such breaching party.

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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        10.4 Effect of Termination. Upon termination of this Agreement for any reason, (a) Salt H2O will immediately cease fulfillment of the Animals, (b) Salt H2O will return to Pets.com any of Pets.com's confidential information in the possession of or under the control of Salt H2O, (c) all licenses granted herein shall terminate and (d) Sections 7, 8, 9, 10 and 11 shall survive in accordance with their terms.


11. General Provisions.

        11.1 Arbitration. Any dispute, claim or controversy of any kind arising in connection with, or relating to, this Agreement, except for a dispute, claim or controversy arising under Section 7, shall be resolved exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, by three (3) arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators may be entered into any court of competent jurisdiction.

        11.2 Delay in Performance. If as a result of fire, casualty, act of God, riot, war, labor dispute, government regulation, or decree of any court or any other event beyond the control of Salt H2O or Pets.com, either of the parties shall be unable to perform its obligations hereunder, such inability shall not constitute a breach of this Agreement, and such obligations shall be performed as soon as the cause of the inability ceases or is removed; provided that if such an event as set forth in this Section 11.2 extends for a period in excess of ninety (90) days, the other party shall be entitled to terminate this Agreement pursuant to Section 10.3.

        11.3 Expenses. Each party shall be responsible for its own legal, accounting and other fees and expenses related to this Agreement. Each party shall indemnify and hold harmless the other party from any claim for broker's or finder's fees arising from this Agreement by any person claiming to have been engaged by such party.

        11.4 No Partnership or Agency. Pets.com and Salt H2O will remain independent contractors and not agents or employees of one another and nothing in this Agreement shall be construed to create or constitute an employer-employee relationship, partnership, joint venture, franchise, agency, or contract of employment between Pets.com and Salt H2O.

        11.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflicts of laws provisions thereof.

        11.6 Entire Agreement. This Agreement and all attached Exhibits constitute the entire agreement between Pets.com and Salt H2O, and supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties shall not be binding upon either party. This Agreement shall control any provisions in purchase orders which are inconsistent with this Agreement.

        11.7 Assignment. This Agreement may be assigned by Pets.com in connection with the sale or merger of all or substantially all of the assets or equity of Pets.com. This Agreement may not be assigned by Salt H2O without the prior written consent of Pets.com.

        11.8 Notices. All notices required or contemplated by this Agreement shall be in writing, delivered by U.S. certified mail (return receipt requested), or via overnight courier (e.g., Federal Express, or DHL), and addressed as follows:

        If to Pets.com:   Pets.com, Inc.
                          435 Brannan Street
                          San Francisco, CA 94107
                          Attn: Julie Wainwright

        If to Salt H2O:   Salt H2O Headquarters, Inc.


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                          801 East 79th Street
                          Bloomington, MN 55420
                          Attn: Chad Collins

        Such notices shall be deemed given three (3) business days after being deposited in the United States mail or one business day after being delivered with an overnight carrier.

        11.9 Partial Invalidity. Should any of this Agreement be held to be void, invalid, or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Agreement on the Effective Date written above. This Agreement is not binding until executed by Pets.com.


PETS.COM ("PETS.COM")                       SALT H2O HEADQUARTERS ("SALT H2O")


By: /s/ J. L. Wainwright                    By: /s/ Chad Collins, President
   --------------------------------            ---------------------------------


        J. L. Wainwright                              Chad Collins
-----------------------------------         ------------------------------------
Name (please print)                         Name (please print)


        CEO                                           President
-----------------------------------         ------------------------------------
Title                                       Title


        12/9/99                                       12/8/99
-----------------------------------         ------------------------------------
Date                                        Date


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                                    Exhibit A

                   List of Existing Pets E-Commerce Companies

                                www.whatafish.com

                             www.premieraquarium.com


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                                    Exhibit B

                                     Pricing


Pets.com livestock prices are standard list price less 5% unless otehrwise agreed upon.

Pets.com shipping prices are listed below

Box Dimension                Box Charges                  Shipping Charges
-------------                -----------                  ----------------
Small                        [*]                          [*]
Medium                       [*]                          [*]
Large                        [*]                          [*]
Extra Large                  [*]                          [*]

All shipping rates are for priority overnight shipping with FedEx. All prices subject to change per the agreement.
Live rock has no box charge and shipping is on a per lb. basis.

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                  AMENDMENT TO
                        EXCLUSIVE DISTRIBUTION AGREEMENT

        This Amendment (the "Amendment") to the Exclusive Distribution Agreement is entered into and made effective as of this 28th day of April, 2000 ("Effective Date") by and between PETS.COM, INC. ("Pets.com"), a Delaware corporation, with its principal offices located at 435 Brannan Street, San Francisco, CA 94107 and SALT H2O HEADQUARTERS, INC. ("Salt H2O"), a Minnesota Corporation, with its principal offices at 801 East 79th Street, Bloomington, MN 55420 (each a "party" and collectively the "parties").

        WHEREAS, the parties entered into an Exclusive Distribution Agreement (the "Agreement") which has an effective date of December 8, 1999, and

        WHEREAS, the parties wish to amend the Agreement as provided herein.

        NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:


1. Section 4.1 of the Agreement is amended to read in its entirety as follows:

        Distribution and Packaging. Salt H2O agrees to fulfill orders for and deliver the Animals to Customers ordered through the Pets.com Website in accordance with this Agreement no later than March 1, 2000 unless another date is mutually agreed by both parties. Salt H2O must (i) begin to pick, pack and ship Animals no earlier than 12:00 CST and ship the last order of each day before 7:00 PM CST; and (ii) send electronic confirmations of such orders to Pets.com, all within twelve (12) hours of the placement of an order (excluding weekend days) by a Customer on the Pets.com Website except that during limited periods of excessively high order and related activity, the parties may extend the twelve (12) hour requirement. Salt H2O shall package the Animals in accordance with the packaging guidelines as set forth in Exhibit 1.


2. Section 4.2 of the Agreement is amended to read in its entirety as follows:

        Live Arrival Date and Fill Rate. Salt H2O shall guarantee the live arrival of Animals and a minimum of a five (5) day survival after such arrival or will refund to Customer the cost of such Animal paid by such Customer provided that the total annual cost of any replacement Animals does not exceed five percent (5%) of the total cost, to be reviewed on a monthly basis, of Animals supplied by Salt H2O pursuant to this Agreement. Salt H2O shall also ensure that the initial fill rate for fish will be at least 92.5%.


3. Section 4.4 of the Agreement is amended to read in its entirety as follows:

        Availability List and Catalog. Salt H2O shall provide to Pets.com (i) a database of species including common and scientific names and a compatibility list which must be downloaded into the Pets.com inventory system on a regular basis to be mutually determined by the parties; (ii) an electronic version of Salt H2O's complete catalog on daily basis at a mutually agreeable time; and (iii) hourly updates to such catalog.. Should there be a discrepancy between the product availability lists of Salt H2O and Pets.com, Salt H2O's list shall be the conclusive list for purposes of Section 4.2.


4. Section 4.8 of the Agreement is amended to read in its entirety as follows:

        Service and Returns for Customers. Salt H2O shall be solely responsible for complying with Pets.com's current customer service and warranty provisions as set forth at http://www.pets.com/footer/footer_guaranteel.html and which may be amended from time to time by Pets.com. In addition and at Pets.com's expense, Salt H2O will arrange for the return of all undelivered Animals to Salt H2O for next day morning delivery via Federal Express or other comparable carrier service.


5. Section 4.10 is added to the Agreement to read in its entirety as follows:

        "Salt H2O has provided product photographs to Pets.com for its sales and use in distribution and hereby grants to Pets.com the nonexclusive worldwide right and license for such use. Pets.com agrees that all such photographs provided to it by Salt H2O shall be returned to Salt H2O upon termination of the Agreement."


6. Section 9.3 is added to the Agreement to read in its entirety as follows:

        "With respect to potential animal losses occurring during the period of product shipment where such losses are attributable to a common carrier, such animal losses shall not be the responsibility of Salt H2O."


7. Section 5.1 is added to the Agreement to read in its entirety as follows:

        "All payments for Animals will be made to Salt H2O within fifteen (15) days of the close of each week's shipments."


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


        IN WITNESS WHEREOF, the parties have entered into this Amendment on the Effective Date written above. This Amendment is not binding until executed by Pets.com.


PETS.COM ("PETS.COM")                       SALT H2O HEADQUARTERS ("SALT H2O")

By: /s/ JULIE WAINWRIGHT                    By: /s/ CHAD COLLINS
   --------------------------------            ---------------------------------

Julie Wainwright                            Chad Collins
-----------------------------------         ------------------------------------
Name (please print)                         Name (please print)

CEO                                         President
-----------------------------------         ------------------------------------
Title                                       Title

4/28/00                                     4/28/00
-----------------------------------         ------------------------------------
Date                                        Date



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